First Quarter 2018 Earnings Conference Call April 19, 2018 Kelly S. King Chairman and Chief Executive Officer Daryl N. Bible Chief Financial Officer

Forward-Looking Information This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward-looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding BB&T's business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances difficult to predict. BB&T's actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward- looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2017 and in any of BB&T’s subsequent filings with the Securities and Exchange Commission: = general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit and/or asset growth, and a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; = disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe, the eventual exit of the United Kingdom from the European Union; = changes in the interest rate environment, including interest rate changes made by the Federal Reserve, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets held; = competitive pressures among depository and other financial institutions may increase significantly; = legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; = local, state or federal taxing authorities may take tax positions that are adverse to BB&T; = a reduction may occur in BB&T's credit ratings; = adverse changes may occur in the securities markets; = competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; = cybersecurity risks could adversely affect BB&T's business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; = higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; = natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T's operations or the ability or willingness of customers to access BB&T's products and services; = costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; = failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; = significant litigation and regulatory proceedings could have a material adverse effect on BB&T; = unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; = risks resulting from the extensive use of models; = risk management measures may not be fully effective; = deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; and = widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: • The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. • Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets. • The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • The adjusted net interest margin is a non-GAAP measure in that it estimates the impact on taxable-equivalent net interest income as if the tax reform legislation had not been enacted. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of tax reform. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the Appendix. Capital ratios are preliminary.

3 ▪ NPAs increased 2 bps vs. 4Q17 and decreased 6 bps vs. 1Q17 ▪ NCOs were 41 bps vs. 36 bps in 4Q17 and 42 bps vs. 1Q17 1 Includes non-GAAP measures; refer to non-GAAP reconciliation in the attached Appendix for adjusted measures 2 Adjusted noninterest expense excludes merger-related and restructuring charges, loss on early extinguishment of debt and selected items listed on page 16 of the Quarterly Performance Summary 2018 first quarter performance highlights1 Record Earnings Steady Revenue Momentum Controlled Expenses Strong Credit Quality Strategic Highlights ▪ Net income available to common shareholders was a record $745 million, up 97.1% vs. 1Q17; adjusted net income available was a record $767 million ▪ Diluted EPS was a record $0.94, up 104.3% vs. 1Q17; adjusted diluted EPS was also a record $0.97, up 31.1% vs. 1Q17 ▪ ROA, ROCE and ROTCE were 1.45%, 11.43% and 19.36%, respectively; adjusted ROA, ROCE and ROTCE were 1.49%, 11.75% and 19.89%, respectively ▪ Achieved positive operating leverage vs. 4Q17 and 1Q17 ▪ Taxable-equivalent revenues totaled $2.8 billion, up 0.6% vs. 1Q17 ▪ Net interest margin increased 1 bp to 3.44% vs. 4Q17 ▪ Core net interest margin increased 4 bps to 3.32% vs. 4Q17 ▪ Fee income ratio was 41.9%, compared to 42.7% in 4Q17 ▪ GAAP efficiency ratio was 60.0% ▪ Adjusted efficiency ratio was 57.3% vs. 57.2% in 4Q17 ▪ Adjusted noninterest expense2 totaled $1.658 billion, a decrease of 9.3% annualized vs. 4Q17 and a decrease of 1.0% vs. 1Q17 ▪ Announced plans to acquire Regions Insurance Group ▪ Increased the common dividend 13.6%

4 Pre -Ta x After Tax Diluted EPS Impac t ($ in millions, except per share impact) Pre-Tax After-Tax Diluted EPS Impact Merger-related and restructuring charges $ (28) $ (22) $ (0.03) Selected items affecting earnings

Review of 1Q18 guidance

Category	1Q18 outlook	Results	
Average total loans[1,2]	▪ Up 1% - 3% annualized vs. 4Q17	x	0.6%
Credit quality	▪ NCOs expected to be 35 – 45 bps	✓	41 bps
Net interest margin	▪ GAAP margin down 1 – 3 bps vs. 4Q17	✓+	1 bps
	▪ Core margin stable vs. 4Q17	✓+	4 bps
Noninterest income[3]	▪ Up 1% - 3% vs. 1Q17	x	0.8%
Expenses[4]	▪ Flat vs. 1Q17	✓+	(1.0)%

x = missed guidance ✓ = achieved guidance ✓+ = exceeded guidance

1 Loans held for investment
2 Excluding Mortgage Warehouse Lending, average loans increased 1.8% annualized vs. 4Q17
3 Excluding the estimated impact of the February system outage, noninterest income was up approximately 2% vs. 1Q17
4 Excludes merger-related and restructuring charges, loss on early extinguishment of debt and selected items listed on page 16 of the Quarterly Performance Summary

5

6 1Q18 v. 4Q17 1Q18 Annualized Average Increase Balance (Decrease) Commercial: C&I $ 58,627 1.0% CRE 21,398 7.7 Leasing 1,872 4.6 Subtotal-commercial 81,897 2.8 Retail: Residential mortgage 28,824 3.8 Direct 11,791 (3.7) Indirect 16,914 (11.9) Subtotal-retail 57,529 (2.5) Revolving credit 2,798 5.7 PCI 631 (34.1) Total $ 142,855 0.6% Average Loans Held for Investment ($ in millions) $150.0 $140.0 $130.0 1Q17 2Q17 3Q17 4Q17 1Q18 $142.0 $143.1 $142.7 $142.7 $142.9 Average Loans Held for Investment ($ in billions) Strong core commercial loan growth ▪ Loans grew 0.6% annualized vs. 4Q17 – Mortgage Warehouse Lending experienced a larger seasonal decline than anticipated, resulting in C&I slowing to 1.0% annualized growth – Absent the impact of Mortgage Warehouse Lending, total commercial grew 5.2% annualized ▪ Experienced solid loan growth vs. 4Q17 in several portfolios: – Commercial real estate up 7.7% annualized – Revolving credit up 5.7% annualized – Commercial leasing up 4.6% annualized – Residential mortgage up 3.8% annualized – Governmental Finance and Grandbridge experienced double- digit annualized growth rates vs. 4Q17 ▪ Indirect loans declined 11.9% annualized vs. 4Q17 reflecting portfolio optimization and Sheffield seasonality

7 ▪ Total deposits averaged $157.1 billion, a decrease of 2.1% vs. 4Q17 – Personal, 49.2% of total – Business, 38.2% of total – Public Funds, 8.4% of total – Other, 4.2% of total ▪ Average noninterest-bearing deposits decreased $892 million vs. 4Q17 primarily due to seasonal decreases in commercial, offset by increases in personal and public ▪ The percentage of noninterest-bearing deposits to total deposits was 34.0% compared with 34.4% in 4Q17 ▪ The cost of interest-bearing deposits was 0.46%, up 6 bps compared to 4Q17 primarily due to higher market rates on indexed accounts 1Q18 v. 4Q17 1Q18 Annualized Average Increase Balance (Decrease) Noninterest-bearing deposits $ 53,396 (6.7)% Interest checking 27,270 7.9 Money market & savings 61,690 — Subtotal $ 142,356 (1.1)% Time deposits 13,847 3.0 Foreign office deposits – interest-bearing 935 (150.7) Total deposits $ 157,138 (2.1)% Average Deposits ($ in millions) Total IBD Cost $180.0 $165.0 $150.0 $135.0 $120.0 1.0% 0.8% 0.6% 0.4% 0.2% 0.0% 1Q17 2Q17 3Q17 4Q17 1Q18 $161.4 $160.3 $157.4 $158.0 $157.1 0.26% 0.30% 0.35% 0.40% 0.46% $60.0 $50.0 $40.0 1Q17 2Q17 3Q17 4Q17 1Q18 $51.1 $52.6 $53.5 $54.3 $53.4 Average Noninterest-Bearing Deposits ($ in billions) Average Total Deposits ($ in billions) Noninterest-bearing deposits reflect seasonal decline

8 ▪ Credit quality reflects expected seasonal trends – Net charge-offs totaled $145 million, up 5 bps as a percent of average loans vs. 4Q17 and down 1 bp vs. 1Q17 – Loans 90 days or more past due and still accruing as a percent of loans and leases decreased 4 bps vs. both 4Q17 and 1Q17 – Loans 30-89 days past due and still accruing as a percent of loans and leases decreased 16 bps vs. 4Q17 and increased 1 bp vs. 1Q17 ▪ NPAs remain historically low – NPA ratio increased 2 bps vs. 4Q17 and decreased 6 bps vs. 1Q17 – Driven by CRE, leasing and foreclosed properties 0.60% 0.40% 0.20% 0.00% 1Q17 2Q17 3Q17 4Q17 1Q18 0.42% 0.37% 0.35% 0.36% 0.41% Annualized Net Charge-offs / Average Loans 0.60% 0.40% 0.20% 0.00% 1Q17 2Q17 3Q17 4Q17 1Q18 0.36% 0.31% 0.31% 0.28% 0.30% Total Nonperforming Assets / Total Assets Asset quality remains excellent

9 ▪ Coverage ratios remain strong at 2.55x and 2.49x for the allowance to net charge-offs and NPLs, respectively ▪ The ALLL to loans ratio was 1.05%, up slightly vs. 4Q17 – Excluding loans acquired in business acquisitions, the ALLL to loans ratio was 1.12%, up 1 bp vs. 4Q17 ▪ The total provision for credit losses was $150 million for 1Q18; net charge-offs were $145 million ALLL to Annualized NCOs ALLL to NPLs HFI 3.50x 2.50x 1.50x 1Q17 2Q17 3Q17 4Q17 1Q18 2.49x 2.80x 2.93x 2.89x 2.55x 2.05x 2.43x 2.44x 2.62x 2.49x ALLL Coverage Ratios Allowance coverage ratios remain strong

10 ▪ 1Q18 reported and core NIM increased 1 bp and 4 bps, respectively, vs. 4Q17: – Core margin increased due to asset-sensitivity to the December rate hike and higher LIBOR rates – Tax reform negatively impacted NIM 2 bps – Deposit betas outperformed expectations – Reported margin also reflects the continued runoff of purchase accounting benefits ▪ Asset-sensitivity to rising interest rates increased vs. 4Q17 due to net free funds growth, funding mix and investment mix changes from the prior quarter 1 See non-GAAP reconciliations included in the attached Appendix Reported NIM Core NIM 4.00% 3.50% 3.00% 2.50% 1Q17 2Q17 3Q17 4Q17 1Q18 3.46% 3.47% 3.48% 3.43% 3.44% 3.28% 3.31% 3.32% 3.28% 3.32% Net Interest Margin at 3/31/18 at 12/31/17 8.00% 4.00% 0.00% -4.00% -8.00% Down 100 Down 25 Up 100 Up 200 (5.77)% (1.02)% 2.53% 3.96% (6.62)% (1.06)% 2.07% 3.09% Change in Net Interest Income 1 Net interest margin exceeds expectations

Fee income fundamentals remain strong

Fee Income Ratio



45.0%
44.0%
43.0%
42.0%
41.0%
40.0%
42.1%
42.7%
41.4%
42.7%
41.9%
1Q17
2Q17
3Q17
4Q17
1Q18

- Investment banking increased vs. 4Q17 and 1Q17 primarily due to higher managed account fees and transaction activity
- Insurance income increased $18 million vs. 4Q17 primarily due to seasonality
- Service charges on deposits decreased $18 million, primarily due to the system outage in February
- Other income decreased $40 million primarily due to a decline in income from SBIC private equity investments and certain post-employment benefits, which is primarily offset in other income/expense categories

Noninterest Income
($ in millions)[1]

	1Q18	1Q18 v. 4Q17 Increase (Decrease)	1Q18 v. 1Q17 Increase (Decrease)
Insurance income	$ 436	17.5 %	(4.8)%
Service charges on deposits	165	(39.9)	(1.8)
Mortgage banking income	99	(19.5)	(3.9)
Investment banking and brokerage fees and commissions	113	7.3	24.2
Trust and investment advisory revenues	72	—	5.9
Bankcard fees and merchant discounts	69	12.1	16.9
Checkcard fees	52	(22.1)	2.0
Operating lease income	37	—	2.8
Income from bank-owned life insurance	31	(24.6)	6.9
Securities gains (losses), net	—	NM	—
Other income	106	(111.1)	(1.9)
Total noninterest income	**$ 1,180**	**(14.9)%**	**0.8 %**

1 Linked quarter percentages are annualized

11

Expenses trending lower

Efficiency Ratio


80.0%
70.0%
60.0%
50.0%
75.6%
61.0%
62.0%
64.7%
60.0%
58.0%
58.6%
58.3%
57.2%
57.3%
1Q17
2Q17
3Q17
4Q17
1Q18
GAAP
Adjusted[1]

- Personnel expense decreased $33 million vs. 4Q17
  - Primarily due to a $40 million decrease in incentive compensation and the 4Q17 $36 million tax reform-related one-time bonus
  - Partially offset by a $25 million increase due to the annual reset of payroll taxes and equity-based compensation costs associated with retirement eligible associates
  - Average FTEs decreased 576 from 4Q17
- Other expense decreased $127 million, primarily due to the 4Q17 $100 million tax reform-related charitable contribution and higher expected return on pension plan assets
- The increase in merger-related and restructuring charges was primarily due to higher facilities optimization activities

Noninterest Expense
($ in millions) [2]

	1Q18	1Q18 v. 4Q17 Increase (Decrease)	1Q18 v. 1Q17 Increase (Decrease)
Personnel expense	$ 1,039	(12.5)%	0.4 %
Occupancy and equipment expense	194	(2.1)	0.5
Software expense	65	—	12.1
Outside IT services	32	(64.0)	(34.7)
Regulatory charges	40	21.3	2.6
Amortization of intangibles	33	(11.9)	(13.2)
Loan-related expense	29	(38.0)	(3.3)
Professional services	30	(67.6)	36.4
Merger-related and restructuring charges, net	28	110.6	(22.2)
Loss (gain) on early extinguishment of debt	—	—	(100.0)
Other expense	196	(159.5)	(6.7)
Total noninterest expense	**$ 1,686**	**(36.9)%**	**(19.8)%**
Adjusted noninterest expense[3]	**$ 1,658**	**(9.3)%**	**(1.0)%**

1 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures
2 Linked quarter percentages are annualized
3 Excludes merger-related and restructuring charges, loss on early extinguishment of debt and selected items listed on page 16 of the Quarterly Performance Summary

12

13 ▪ 1Q18 dividend payout ratio was 39.2% ▪ 1Q18 total payout ratio was 82.1% ▪ Completed $320 million in share repurchases, leaving $320 million in share repurchase authority in 2Q18 under CCAR 2017 ▪ Liquidity ratios remain strong – LCR was 144% – Liquid asset buffer was 15.1% ▪ CCAR 2018 – Management is currently targeting a dividend increase and share buyback while maintaining capital ratios – The proposed acquisition of Regions Insurance will impact the share repurchase in 3Q18 Current quarter regulatory capital information is preliminary 10.5% 10.0% 9.5% 9.0% 1Q17 2Q17 3Q17 4Q17 1Q18 10.3% 10.3% 10.2% 10.2% 10.2% Common Equity Tier 1 Capital, liquidity and payout ratio remain strong

Community Banking Retail and Consumer Finance

BB&T

Serves individual and business clients by offering a variety of loan and deposit products and other financial services. Also, originates and sells mortgage loans and retains mortgage servicing rights.

Summarized Results ($ in millions)	1Q18	Inc (Dec) vs. 4Q17	Inc (Dec) vs. 1Q17
Net interest income	$ 886	$ (9)	$ 10
Noninterest income	339	(19)	8
Provision for credit losses	122	(16)	(7)
Noninterest expense	673	(22)	—
Income tax expense	106	(51)	(45)
Segment net income	$ 324	$ 61	$ 70

Highlighted Metrics[1] ($ in billions)	1Q18	Inc (Dec) vs. 4Q17	Inc (Dec) vs. 1Q17
Mortgage originations[2]	$ 1.2	(20.5)%	(25.4)%
Retail originations, excluding mortgage[2]	$ 2.1	5.0 %	(0.9)%
Purchases[3]	$ 2.6	(7.7)%	(0.9)%
Loans serviced for others (EOP)	$ 88.7	(1.7)%	(2.3)%
Operating margin[4]	45.1%	0.5 %	0.8 %

Comments

- Community Banking continues to execute on branch rationalization:
  - Completed net 2 branch closures in 1Q18; continue to execute on expense saves
  - Branch network expected to decline by approximately 150 branches during 2018



($ in millions)
1Q18
4Q17
1Q17
Other
Mortgage banking income
Service charges on deposits
Card-based fees
$38
$77
$99
$125
$39
$75
$116
$128
$39
$76
$102
$114
Total noninterest income
$339
$358
$331

- Noninterest income decreased vs. 4Q17 primarily due to a decline in service charges on deposits largely resulting from the 1Q18 system outage
- Provision for credit losses decreased vs. 4Q17 due to a decline in loss estimates and seasonal decline in bankcard loans
- Noninterest expense decreased vs. 4Q17 as a result of the one time bonus following tax reform in 4Q17

1 Linked quarter growth rates annualized, except for originations and purchases
2 Production/origination amounts exclude portfolio acquisitions, unfunded commitments, and revolving credit
3 Purchases include portfolio acquisitions and mortgages acquired through correspondent channels
4 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

14

Community Banking Retail and Consumer Finance-continued

Average Loans[1,2] ($ in billions)	1Q18	4Q17	1Q17
Bank Card			
Indirect Sheffield & CEC			
Direct Retail Lending	$11.7	$11.8	$12.0
Indirect Dealer Retail Services	$13.1	$13.4	$14.5
Mortgage & Mortgage Warehouse Lending	$29.9	$30.1	$30.9
Total loans	$62.8	$63.6	$65.1
Loan yield	5.43%	5.35%	5.16%
Net charge-offs	0.82%	0.80%	0.80%
Nonaccrual loans	0.43%	0.42%	0.48%

- Mortgage has stabilized and end of period balances increased $66 million vs. 4Q17
- Auto portfolio balances are expected to stabilize in mid-2018
- Asset quality remains strong

Average Deposits[2] ($ in billions)	1Q18	4Q17	1Q17
Noninterest-bearing deposits	$16.3	$16.0	$14.8
Interest checking	$16.0	$16.0	$16.5
Money market & savings	$35.2	$35.0	$35.3
Time deposits	$10.8	$10.9	$12.1
Total deposits	$78.3	$77.9	$78.7
Cost of deposits:			
Interest-bearing	0.23%	0.21%	0.21%
Total	0.19%	0.17%	0.17%

- Deposit interest costs have increased 2 bps due to market promotions in response to rising interest rates
- Deposit mix between interest-bearing and noninterest bearing remained stable compared to 4Q17
- The implied deposit beta vs. 4Q17 was approximately 10%
- Since the beginning of this rate hike cycle in 4Q15, interest-bearing deposit costs were down, implying a negative beta

1 Excludes loans held for sale
2 Applicable ratios are annualized

15

Community Banking Commercial

Serves large, medium and small business clients by offering a variety of loan and deposit products and connecting the client with the combined organization's broad array of financial services.

Summarized Results ($ in millions)	**1Q18**	**Inc (Dec) vs. 4Q17**	**Inc (Dec) vs. 1Q17**
Net interest income	$ 534	$ (12)	$ 27
Noninterest income	105	—	3
Provision for credit losses	37	18	33
Noninterest expense	254	(19)	(53)
Income tax expense	78	(47)	(25)
Segment net income	$ 270	$ 36	$ 75

Highlighted Metrics[1] ($ in billions)	**1Q18**	**Inc (Dec) vs. 4Q17**	**Inc (Dec) vs. 1Q17**
C&I loans	$ 32.3	6.0 %	0.2 %
CRE loans	$ 19.7	4.1 %	6.7 %
Noninterest-bearing deposits	$ 34.5	(10.5)%	3.0 %
Interest-bearing deposits	$ 24.8	3.0 %	(4.5)%
Operating margin[2]	60.3%	2.2 %	10.7 %

Comments

- Total commercial pipeline improved vs. 4Q17
- Decrease in linked quarter loan production reflects normal seasonality and record 4Q17 tax-exempt loan production:



(18.5)%
(45.4)%
(27.9)%
12.4%
(11.8)%
4.8%
1Q18 vs. 4Q17
1Q18 vs. 1Q17
C&I
CRE
Total

- Operating margin improvement on both like and linked quarters
  - Like quarter comparison driven by multiple positive factors
    - Growth in CRE loans and noninterest-bearing deposits
    - Increasing spreads on deposits

1 Linked quarter growth rates annualized
2 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

16

Community Banking Commercial-continued

Average Loans[1,2]

($ in billions) | 1Q18 | 4Q17 | 1Q17



Other
CRE
Dealer floor plan
C&I
$19.7
$1.7
$30.6
$19.5
$1.7
$30.1
$18.5
$1.4
$30.8

($ in billions)	1Q18	4Q17	1Q17
Total loans	$52.3	$51.6	$51.1
Loan yield	4.08%	4.00%	3.72%
Net charge-offs	0.11%	0.03%	0.04%
Nonaccrual loans	0.65%	0.72%	0.92%

- Improving loan yields on linked and like quarters due to the rise in short-term rates and the CRE portfolio growth
- Dealer Floor Plan portfolio grew 4.3% annualized and 18.1% vs. 4Q17 and 1Q17 with continued focus on expanding dealer relationships throughout the banking footprint
- Record small business first quarter production and record March monthly production since tracking these numbers from 2014

Average Deposits[2]

($ in billions) | 1Q18 | 4Q17 | 1Q17



Noninterest-bearing deposits
Interest checking
Money market & savings
Time deposits
$34.5
$9.1
$14.9
$35.4
$8.7
$15.0
$33.5
$9.8
$15.1

($ in billions)	1Q18	4Q17	1Q17
Total deposits	$59.3	$60.0	$59.4
Cost of deposits:			
Interest-bearing	0.52%	0.43%	0.31%
Total	0.22%	0.18%	0.14%

- Total deposit costs rate increases have been tempered by the favorable mix shift
- Average deposits declined on a linked quarter basis due to seasonal decline in noninterest-bearing deposits
- The implied deposit beta vs. 4Q17 was approximately 45%
- Since the beginning of this rate hike cycle in 4Q15, interest-bearing deposit costs were up approximately 30 bps, implying a deposit beta of approximately 25%

1 Excludes loans held for sale
2 Applicable ratios are annualized

17

BB&T

Financial Services and Commercial Finance

Provides trust services, wealth management, investment counseling, asset management, estate planning, corporate retirement services, specialty finance, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

Summarized Results ($ in millions)	1Q18	Inc (Dec) vs. 4Q17	Inc (Dec) vs. 1Q17
Net interest income	$ 177	$ (2)	$ 7
Noninterest income	301	(14)	21
Provision for credit losses	(5)	8	(11)
Noninterest expense	301	(6)	14
Income tax expense	38	(26)	(10)
Segment net income	$ 144	$ 8	$ 35

Highlighted Metrics[1] ($ in billions)	1Q18	Inc (Dec) vs. 4Q17	Inc (Dec) vs. 1Q17
Total invested assets	$161.7	3.5 %	9.4 %
Invested assets noninterest income ($ in millions)	$ 160	9.8 %	10.8 %
Operating margin[2]	37.0%	(0.8)%	0.8 %

Comments

- The increase in noninterest income vs. 1Q17 was driven primarily by higher investment banking and brokerage fees and trust and investment advisory fees
- The decrease in noninterest income vs. 4Q17 was driven by lower gains on sale of trading securities and finance leases and lower commercial mortgage banking income



6.3%
24.2%
(48.6)%
2.2%
3.4%
6.2%
Brokerage
CMBI
Trust
1Q18 vs. 4Q17
1Q18 vs. 1Q17

1 Linked quarter growth rates annualized, except for production and sales
2 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

18

Financial Services and Commercial Finance-continued

Average Loans[1,2]

($ in billions)	1Q18	4Q17	1Q17
Other	$1.9	$1.8	$1.6
Retail	$1.5	$1.5	$1.3
Comm Lease	$1.7	$1.6	$1.5
CRE	$21.7	$21.4	$20.1
C&I			
Total loans	$26.9	$26.4	$24.6
Loan yield	3.30%	3.23%	3.00%
Net charge-offs	0.03%	—%	0.22%
Nonaccrual loans	0.24%	0.06%	0.26%

- Average loan balances of $26.9 billion were 7.6% higher than 4Q17 and 9.5% higher than 1Q17

Growth by LOB[2]	1Q18 vs. 4Q17	1Q18 vs. 1Q17
Corporate Banking	0.5%	6.2%
Wealth	13.7%	17.1%
Equipment Finance	7.6%	14.5%
Governmental Finance	14.8%	13.0%
Grandbridge	49.6%	14.0%

Average Deposits[2]

($ in billions)	1Q18	4Q17	1Q17
Noninterest-bearing deposits	$2.6	$2.8	$2.7
Interest checking	$5.2	$5.1	$6.1
Money market & savings	$18.8	$19.0	$21.5
Time deposits	$1.4	$1.4	$1.5
Total deposits	$28.1	$28.2	$31.7
Cost of deposits:			
Interest-bearing	0.79%	0.66%	0.47%
Total	0.71%	0.59%	0.43%

- Average deposit balances of $28.1 billion were 1.3% lower than 4Q17 and 11.5% lower than 1Q17 due to an initiative to reduce non-core deposits that were indexed to LIBOR
- Total deposit costs have risen 28 bps to 0.71% since 1Q17 due to more market sensitive clients
- Loan yields rose 30 bps to 3.30% due to the increase in short term interest rates
- The implied deposit beta vs. 4Q17 was approximately 65%
- Since the beginning of this rate hike cycle in 4Q15, interest bearing deposit costs were up approximately 50 bps, implying a deposit beta of approximately 40%

1 Excludes loans held for sale
2 Applicable ratios are annualized

19

Insurance Holdings and Premium Finance

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage, title insurance and premium finance.

Summarized Results ($ in millions)	1Q18	Inc (Dec) vs. 4Q17	Inc (Dec) vs. 1Q17
Net interest income	$ 20	$ 1	$ 1
Noninterest income	439	11	(24)
Provision for credit losses	1	1	(1)
Noninterest expense	375	(18)	(25)
Income tax expense	21	—	(9)
Segment net income	$ 62	$ 29	$ 12

Highlighted Metrics ($ in millions)	1Q18	Inc (Dec) vs. 4Q17	Inc (Dec) vs. 1Q17
Total agencies[1]	211	(2)	(5)
Insurance Holdings EBITDA margin[2]	21.7%	6.1%	1.1%

Comments

- Lower noninterest income vs. 1Q17 was primarily driven by lower performance based commissions
- Insurance Holdings organic commission and fee revenue[3] increased 3.0% vs. 1Q17
- Organic revenue growth driven by an 11.8% like quarter increase in new business
- Insurance Holdings EBITDA margin[2]:



21.7%
20.6%
1Q18
1Q17

- BB&T Insurance Holdings reached an agreement to acquire Regions Insurance Group, a leading insurance broker serving more than 60,000 clients across the Southeast, Texas and Indiana

1 U.S. locations; count includes shared locations
2 EBITDA margin is a measurement of operating profitability calculated by dividing pre-tax net income adjusted to add back interest, depreciation, intangible amortization and merger-related charges by total revenue
3 Organic commission and fee revenue excludes performance-based commissions and revenue from acquisitions within the previous 12 months

20

21 2Q18 and full-year 2018 outlook Category 2Q18 Average total loans Up 1% - 3% annualized vs. 1Q18 Credit quality NCOs expected to be 35 - 45 bps Net interest margin GAAP margin stable vs. 1Q18 Core margin up slightly vs. 1Q18 Noninterest income Up 2% - 4% vs. 2Q17 Expenses1 Down 1% - 3% vs. 2Q17 Effective tax rate 21% Category Full-year 2018 Average total loans Up 1% - 3% vs. 2017 Revenue2,3 Up 2% - 4% vs. 2017 Expenses1,3 Flat to down 1% vs. 2017 Effective tax rate 20% - 21% 1 Excludes merger-related and restructuring charges and selected items listed on page 16 of the Quarterly Performance Summary 2 Taxable-equivalent 3 Includes Regions Insurance Group

Appendix

BB&T

Supplemental information

Purchase accounting summary

(Dollars in millions)

	Acc. Yield	PA Mark		
	Acquired Loans[1]	Non-PCI Loans[2]	Liabilities[3]	Securities[4]
Balance, December 31, 2017	$ (337)	$ (174)	$ (27)	$ (377)
Net interest income:				
Normal accretion/amortization	22	14	5	14
Cash recoveries / early payoffs / duration adjustments	8	8	—	(14)
Total net interest income	30	22	5	—
Other	(24)	—	—	—
Balance, March 31, 2018	$ (331)	$ (152)	$ (22)	$ (377)
NBV/amortized cost of related assets (liabilities) at March 31, 2018	$ 589	$ 9,332	$ (753)	$ 329

1 Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments). Includes all PCI loans and other loans acquired from Colonial that are accounted for under ASC 310-30.

2 Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.

3 Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.

4 Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the expected maturity of the underlying securities. Subject to reassessment of prepayments, as applicable. The mark is also used for payment shortfalls and credit losses.

A-1

Non-GAAP reconciliations

Efficiency ratio

(Dollars in millions)

	Quarter Ended				
	March 31 2018	Dec. 31 2017	Sept. 30 2017	June 30 2017	March 31 2017
Efficiency ratio numerator - noninterest expense - GAAP	$ 1,686	$ 1,855	$ 1,745	$ 1,742	$ 2,102
Amortization of intangibles	(33)	(34)	(34)	(36)	(38)
Merger-related and restructuring charges, net	(28)	(22)	(47)	(10)	(36)
Gain (loss) on early extinguishment of debt	—	—	—	—	(392)
Charitable contribution	—	(100)	—	—	—
One-time bonus	—	(36)	—	—	—
Efficiency ratio numerator - adjusted	$ 1,625	$ 1,663	$ 1,664	$ 1,696	$ 1,636
Efficiency ratio denominator - revenue[1] - GAAP	$ 2,813	$ 2,869	$ 2,813	$ 2,855	$ 2,780
Taxable equivalent adjustment	23	38	41	40	40
Securities (gains) losses, net	—	1	—	—	—
Efficiency ratio denominator - adjusted	$ 2,836	$ 2,908	$ 2,854	$ 2,895	$ 2,820
Efficiency ratio - GAAP	**60.0%**	**64.7%**	**62.0%**	**61.0%**	**75.6%**
Efficiency ratio - adjusted[2]	**57.3**	**57.2**	**58.3**	**58.6**	**58.0**

1 Revenue is defined as net interest income plus noninterest income.

2 The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-2

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

(Dollars in millions, except per share data, shares in thousands)

	As of / Quarter Ended				
	March 31 2018	Dec. 31 2017	Sept. 30 2017	June 30 2017	March 31 2017
Common shareholders' equity	$ 26,559	$ 26,595	$ 26,757	$ 27,254	$ 26,928
Less: Intangible assets	10,296	10,329	10,363	10,400	10,436
Tangible common shareholders' equity[1]	$ 16,263	$ 16,266	$ 16,394	$ 16,854	$ 16,492
Outstanding shares at end of period	779,752	782,006	788,921	808,093	811,370
Common shareholders' equity per common share	**$ 34.06**	**$ 34.01**	**$ 33.92**	**$ 33.73**	**$ 33.19**
Tangible common shareholders' equity per common share[1]	**20.86**	**20.80**	**20.78**	**20.86**	**20.33**
Net income available to common shareholders	$ 745	$ 614	$ 597	$ 631	$ 378
Plus amortization of intangibles, net of tax	24	21	22	22	24
Tangible net income available to common shareholders[1]	$ 769	$ 635	$ 619	$ 653	$ 402
Average common shareholders' equity	$ 26,428	$ 26,759	$ 26,857	$ 27,208	$ 26,807
Less: Average intangible assets	10,312	10,346	10,382	10,418	10,464
Average tangible common shareholders' equity[1]	$ 16,116	$ 16,413	$ 16,475	$ 16,790	$ 16,343
Return on average common shareholders' equity	**11.43%**	**9.10%**	**8.82%**	**9.30%**	**5.72%**
Return on average tangible common shareholders' equity[1]	**19.36**	**15.35**	**14.89**	**15.60**	**9.98**

1 Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation.

A-3

Non-GAAP reconciliations

Core NIM

(Dollars in millions)

	Quarter Ended				
	March 31 2018	Dec. 31 2017	Sept. 30 2017	June 30 2017	March 31 2017
Net interest income - GAAP	$ 1,633	$ 1,644	$ 1,647	$ 1,635	$ 1,609
Taxable-equivalent adjustment	23	38	41	40	40
Net interest income - taxable-equivalent	1,656	1,682	1,688	1,675	1,649
Interest income - PCI loans	(30)	(36)	(32)	(37)	(42)
Accretion of mark on Susquehanna and National Penn non-PCI loans	(22)	(29)	(32)	(25)	(25)
Accretion of mark on Susquehanna and National Penn liabilities	(5)	(5)	(5)	(6)	(5)
Accretion of mark on securities acquired from FDIC	—	(5)	(10)	(16)	(10)
Net interest income - core[1]	$ 1,599	$ 1,607	$ 1,609	$ 1,591	$ 1,567
Average earning assets - GAAP	$ 194,530	$ 195,305	$ 193,073	$ 193,386	$ 192,564
Average balance - PCI loans	(632)	(689)	(742)	(825)	(883)
Average balance - mark on Susquehanna and National Penn non-PCI loans	163	188	219	248	272
Average balance - mark on securities acquired from FDIC	372	377	387	403	414
Average earning assets - core[1]	$ 194,433	$ 195,181	$ 192,937	$ 193,212	$ 192,367
Annualized net interest margin:					
Reported - taxable-equivalent	**3.44%**	**3.43%**	**3.48%**	**3.47%**	**3.46%**
Core[1]	**3.32**	**3.28**	**3.32**	**3.31**	**3.28**

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets.

A-4

A-5 Non-GAAP reconciliations Diluted EPS (Dollars in millions, except per share data, shares in thousands) Quarter Ended March 31 Dec. 31 Sept. 30 June 30 March 31 2018 2017 2017 2017 2017 Net income available to common shareholders - GAAP $ 745 $ 614 $ 597 $ 631 $ 378 Merger-related and restructuring charges 22 14 29 6 22 Loss on early extinguishment of debt — — — — 246 Charitable contribution — 63 — — — One time bonus — 23 — — — Excess tax benefit on equity-based awards — — — — (35) Impact of tax reform — (43) — — — Net income available to common shareholders - adjusted1 $ 767 $ 671 $ 626 $ 637 $ 611 Weighted average shares outstanding - diluted 791,005 795,867 806,124 819,389 822,719 Diluted EPS - GAAP $ 0.94 $ 0.77 $ 0.74 $ 0.77 $ 0.46 Diluted EPS - adjusted1 0.97 0.84 0.78 0.78 0.74 1 The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

BB&T

Non-GAAP reconciliations

Operating leverage[1]

(Dollars in millions)

	Quarter Ended March 31 2018	Quarter Ended Dec. 31 2017	Quarter Ended March 31 2017	% Growth 1Q18 vs. 4Q17 (annualized)	% Growth 1Q18 vs. 1Q17
Revenue[2] - GAAP	$ 2,813	$ 2,869	$ 2,780	(7.9)%	1.2%
Taxable equivalent adjustment	23	38	40		
Securities (gains) losses, net	—	1	—		
Revenue[2] - adjusted	$ 2,836	$ 2,908	$ 2,820	(10.0)%	0.6%
Noninterest expense - GAAP	$ 1,686	$ 1,855	$ 2,102	(36.9)%	(19.8)%
Amortization of intangibles	(33)	(34)	(38)		
Merger-related and restructuring charges, net	(28)	(22)	(36)		
Charitable contribution	—	(100)	—		
One-time bonus	—	(36)	—		
Gain (loss) on early extinguishment of debt	—	—	(392)		
Noninterest expense - adjusted	$ 1,625	$ 1,663	$ 1,636	(9.3)%	(0.7)%
Operating leverage - GAAP				**29.0%**	**21.0%**
Operating leverage - adjusted[3]				**(0.7)**	**1.3 %**

1 Operating leverage is defined as percentage growth in revenue growth less percentage growth in noninterest expense.
2 Revenue is defined as net interest income plus noninterest income.
3 The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-6

A-7 Non-GAAP reconciliations Performance ratios (Dollars in millions, except per share data, shares in thousands) Quarter Ended March 31, 2018 Common Tangible Assets Equity Common Equity2 Net income - GAAP $ 791 Net income available to common shareholders - GAAP $ 745 $ 745 Merger-related and restructuring charges 22 22 22 Amortization of intangibles, net of tax — — 24 Numerator - adjusted1 $ 813 $ 767 $ 791 Average assets $ 221,419 Average common shareholders' equity $ 26,428 $ 26,428 Plus: Estimated impact of adjustments on denominator 11 11 Less: Average intangible assets (10,312) Denominator - adjusted1 $ 221,419 $ 26,439 $ 16,127 Reported ratio 1.45% 11.43% 19.36% Adjusted ratio 1.49 11.75 19.89 1 The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. 2 Tangible common equity - reported ratio is a non-GAAP measure. See the non-GAAP reconciliation on page A-5

A-8 Non-GAAP reconciliations Adjusted net interest margin (Dollars in millions, except per share data, shares in thousands) (1) The adjusted net interest margin is a non-GAAP measure in that it estimates the impact on taxable-equivalent net interest income as if the tax reform legislation had not been enacted. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of tax reform. Quarter Ended March 31 Net Interest Margin (1) 2018 Net Interest Income - taxable-equivalent $ 1,656 Estimated impact of tax reform 10 Net Interest Income - adjusted $ 1,666 Average earning assets $ 194,530 Net interest margin - taxable equivalent 3.44% Net interest margin - adjusted 3.46